UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012 (October 3, 2012)

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard

6th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Ocwen Financial Corporation, a Florida corporation (“Ocwen”), has entered into a Merger Agreement dated as of October 3, 2012 (the “Merger Agreement”) with O&H Acquisition Corp., a wholly-owned subsidiary of Ocwen (the “Merger Sub”), Homeward Residential Holdings, Inc. (“Homeward”) and private equity firm WL Ross & Co. LLC. Pursuant to the Merger Agreement, the Merger Sub will merge with and into Homeward, with Homeward as the surviving entity (the “Merger”). Upon consummation of the Merger, Homeward will continue its existence as a wholly owned subsidiary of Ocwen. In the Merger, Ocwen will acquire approximately $77 billion in unpaid principal balance of mortgage servicing rights as well as Homeward’s existing origination platform and certain other businesses.

As consideration for the Merger, Ocwen will pay $243 million plus the book value amount of Homeward and its subsidiaries as of the closing date of the Merger, for an anticipated aggregate purchase price of approximately $750 million. Of this amount, approximately $588 million will be paid in cash and $162 million will be paid in Series A Preferred Shares of Ocwen that will pay a dividend of 3.75% per annum on a quarterly basis (the "Preferred Shares"). Each Preferred Share, together with any accrued and unpaid dividends, may be converted at the option of the holder at a conversion price equal to 110% of the lower of (a) $28.90 and (b) the volume-weighted sales price of Ocwen common stock for the thirty trading days prior to the closing date of the Merger. The holders of Preferred Shares will also receive registration rights for the Preferred Shares and the shares of common stock issuable upon conversion. The Company may redeem the Preferred Shares commencing on the second anniversary of the closing date of the Merger. In addition to the issuance of the Preferred Shares, Ocwen plans to finance the Merger primarily with a combination of cash on-hand, cash generated through operations and available credit.

Each of Homeward and Ocwen has made various representations, warranties and covenants in the Merger Agreement. Homeward has agreed, among other things, to conduct its business in the ordinary course consistent with past custom and practice during the period prior to the consummation of the Merger. Ocwen has agreed, among other things, to have sufficient financing to consummate the Merger, including the full amount of the purchase price and related fees and expenses.

After the closing, Homeward’s shareholders and Ocwen will be entitled to certain indemnification rights. Additionally, Homeward’s shareholders and Ocwen have agreed to share pre-closing losses, fines and penalties that may arise out of certain of Homeward’s pre-closing activities. $75 million of the purchase price will be placed in escrow for 21 months following the closing date to fund any such loss sharing payments and certain other indemnification payments that may become owed to Ocwen.

The Merger Agreement contains specified termination rights for the parties. Among other circumstances, the Merger Agreement may be terminated by either Homeward or Ocwen if the closing has not occurred by December 31, 2012 (the “Termination Date”); provided, that if certain requisite regulatory approvals are not obtained by such date, the Termination Date may be extended until March 31, 2013. The consummation of the Merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, receipt of certain other requisite regulatory approvals or consents and other customary closing conditions for a transaction of this type. Each party has the right to require the other party’s specific performance to close the Merger (provided all conditions are satisfied). If the Merger Agreement is terminated and a party breached the Merger Agreement, the other party’s damages for such breach may not exceed $50 million.

The foregoing description of the Merger Agreement and the Merger is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference. Any values associated with the assets and liabilities of Homeward as set forth in the Merger Agreement reflect measurements as of June 30, 2012. Ocwen expects such values to change at the closing of the Merger.

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The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Ocwen, Homeward, the Representative or any of their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Ocwen or Homeward or any of their respective subsidiaries and affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Ocwen and Homeward.

The Merger is expected to close in the fourth quarter of 2012.

Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed Merger, including future financial and operating results, Ocwen’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the parties and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

Risks and uncertainties include uncertainties as to the purchase price to be paid at closing; the timing of the closing of the Merger; the possibility that the Merger may not close, including, but not limited to, due to the failure to satisfy the closing conditions; the effects of disruption from the Merger making it more difficult to maintain business and operational relationships; as well as the risk of new and changing regulation and policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Ocwen’s public disclosure filings with the Securities and Exchange Commission (the “SEC”). Ocwen disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the period covered by this report or otherwise. Copies of Ocwen’s SEC filings are available at the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Number	Description

Exhibit 2.1	Merger Agreement, dated as of October 3, 2012, by and among Ocwen Financial Corporation, O&H Acquisition Corp., Homeward Residential Holdings, Inc., and WL Ross & Co. LLC.

The schedules referenced in the Purchase Agreement have been omitted in accordance with Item 601 (b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

	By:	/s/ John V. Britti
John V. Britti Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE: October 5, 2012

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